EXHIBIT 99.1

ParkOhio Announces Fourth Quarter and Full Year 2016 Results

•Full year EPS of $2.58 per diluted share, or $3.01 per diluted share on an adjusted basis
•Record full-year operating cash flows of $73 million
•Completed acquisition of GH Electrotermia S.A.
•2017 EPS guidance range of $3.15 to $3.35

CLEVELAND, OHIO, March 7, 2017 — ParkOhio (NASDAQ: PKOH) today announced results for its fourth quarter of 2016.
FOURTH QUARTER RESULTS
In the fourth quarter of 2016, net sales were $306.8 million and net income attributable to ParkOhio common shareholders was $6.5 million, or $0.53 per diluted share. These results compared to net sales of $347.4 million and net income attributable to ParkOhio common shareholders of $11.7 million, or $0.95 per diluted share, in the fourth quarter of 2015. On an adjusted basis, net income attributable to ParkOhio common shareholders was $0.66 per diluted share in the fourth quarter of 2016, compared to $1.15 per diluted share in the 2015 period. Please refer to the table that follows for a reconciliation of net income to adjusted earnings.

Operating cash flows were $32.1 million in the fourth quarter, and cash and cash equivalents totaling $64.3 million were on hand at December 31, 2016. EBITDA, as defined was $26.3 million in the fourth quarter of 2016 compared to $32.1 million in the fourth quarter of 2015. Please refer to the table that follows for a reconciliation of net income to EBITDA, as defined.
FULL YEAR 2016 RESULTS
In 2016, net sales were $1,276.9 million and net income attributable to ParkOhio common shareholders was $31.7 million, or $2.58 per diluted share. These results compared to net sales of $1,463.8 million and net income attributable to ParkOhio common shareholders of $48.1 million, or $3.88 per diluted share, in 2015. On an adjusted basis, net income attributable to ParkOhio common shareholders was $3.01 per diluted share in 2016, compared to $4.17 per diluted share in 2015. Please refer to the table that follows for a reconciliation of net income to adjusted earnings.
In 2016, the Company delivered operating cash flows of $72.9 million compared to $44.7 million in 2015. The Company utilized its strong 2016 operating cash flows to reduce outstanding indebtedness by $33.4 million during the year, before the December 2016 borrowings to fund the acquisition of GH Electrotermia S.A. EBITDA, as defined was $113.9 million in 2016 compared to $136.5 million in 2015. Please refer to the table that follows for a reconciliation of net income to EBITDA, as defined.

2017 EARNINGS GUIDANCE

We currently forecast our net sales in 2017 to increase by approximately 10% compared to 2016. We also forecast net income attributable to ParkOhio common shareholders to be in the range of $3.15 to $3.35 per diluted share.

Edward F. Crawford, Chairman and Chief Executive Officer, stated, “Most economic indicators suggest modest organic growth in the industrial sector for 2017. ParkOhio looks forward to increasing their revenue through strategic acquisitions.”

-more-

A conference call reviewing ParkOhio’s fourth quarter and full year 2016 results will be broadcast live over the Internet on Wednesday, March 8, commencing at 10:00 am Eastern Time. Please log on to http://www.pkoh.com.
ParkOhio is a diversified international company providing world-class customers with a supply chain management outsourcing service, capital equipment used on their production lines, and manufactured components used to assemble their products. Headquartered in Cleveland, Ohio, ParkOhio operates 63 manufacturing sites and 65 supply chain logistics facilities, through three reportable segments: Supply Technologies, Assembly Components and Engineered Products.
This news release contains forward-looking statements, including statements regarding future performance of the Company, that are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, performance and achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: our substantial indebtedness; the uncertainty of the global economic environment; general business conditions and competitive factors, including pricing pressures and product innovation; demand for our products and services; raw material availability and pricing; fluctuations in energy costs; component part availability and pricing; changes in our relationships with customers and suppliers; the financial condition of our customers, including the impact of any bankruptcies; our ability to successfully integrate recent and future acquisitions into existing operations; the amounts and timing, if any, of purchases of our common stock; changes in general domestic economic conditions such as inflation rates, interest rates, tax rates, unemployment rates, higher labor and healthcare costs, recessions and changing government policies, laws and regulations, including those related to the current global uncertainties and crises; adverse impacts to us, our suppliers and customers from acts of terrorism or hostilities; our ability to meet various covenants, including financial covenants, contained in the agreements governing our indebtedness; disruptions, uncertainties or volatility in the credit markets that may limit our access to capital; potential disruption due to a partial or complete reconfiguration of the European Union; increasingly stringent domestic and foreign governmental regulations, including those affecting the environment or import and export controls and other trade barriers; inherent uncertainties involved in assessing our potential liability for environmental remediation-related activities; the outcome of pending and future litigation and other claims and disputes with customers; the outcome of the review conducted by the special committee of our board of directors; our dependence on the automotive and heavy-duty truck industries, which are highly cyclical; the dependence of the automotive industry on consumer spending; our ability to negotiate contracts with labor unions; our dependence on key management; our dependence on information systems; our ability to continue to pay cash dividends, and the other factors we describe under “Item 1A. Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. Any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. In light of these and other uncertainties, the inclusion of a forward-looking statement herein should not be regarded as a representation by us that our plans and objectives will be achieved. The Company assumes no obligation to update the information in this release, except to the extent required by law.

CONTACT:	EDWARD F. CRAWFORD
PARKOHIO
(440) 947-2000

PARKOHIO AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In millions, except per share data)
Net sales	$306.8	$347.4	$1,276.9	$1,463.8
Cost of sales	260.2	293.3	1,073.9	1,228.6
Gross profit	46.6	54.1	203.0	235.2
Selling, general and administrative expenses	29.9	31.3	129.8	135.1
Asset impairment charge	—	—	4.0	—
Litigation judgment costs	—	2.2	—	2.2
Operating income	16.7	20.6	69.2	97.9
Interest expense	6.9	7.2	28.2	27.9
Income before income taxes	9.8	13.4	41.0	70.0
Income tax expense	3.1	1.6	8.8	21.3
Net income	6.7	11.8	32.2	48.7
Net income attributable to noncontrolling interest	(0.2)	(0.1)	(0.5)	(0.6)
Net income attributable to ParkOhio common shareholders	$6.5	$11.7	$31.7	$48.1

Earnings per common share attributable to ParkOhio common shareholders
Basic	$0.53	$0.96	$2.62	$3.94
Diluted	$0.53	$0.95	$2.58	$3.88
Weighted-average shares used to compute earnings per share:
Basic	12.2	12.2	12.1	12.2
Diluted	12.3	12.3	12.3	12.4

Cash dividend per common share	0.125	0.125	0.50	0.50

Other financial data:
EBITDA, as defined	$26.3	$32.1	$113.9	$136.5

PARKOHIO AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Adjusted earnings is a non-GAAP financial measure that the Company is providing in this press release. Adjusted earnings is net income calculated in accordance with generally accepted accounting principles ("GAAP"), adjusted for special items. The Company presents this non-GAAP financial measure because management uses adjusted earnings to compare its operating performance on a consistent basis over multiple periods because they remove the impact of certain significant non-cash credits or charges and certain infrequent items impacting net income. Adjusted earnings is not a measure of performance under GAAP and should not be considered in isolation from, or as a substitute for, net income calculated in accordance with GAAP. Adjusted earnings herein may not be comparable to similarly titled measures of other companies. The following table reconciles net income to adjusted earnings:

	Three Months Ended December 31,				Year Ended December 31,
	2016		2015		2016		2015
	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS	Earnings	Diluted EPS
	(In millions, except for earnings per share (EPS))
Net income	$6.7	$0.55	$11.8	$0.96	$32.2	$2.62	$48.7	$3.93
Net income attributable to noncontrolling interest	(0.2)	(0.02)	(0.1)	(0.01)	(0.5)	(0.04)	(0.6)	(0.05)
Net income attributable to ParkOhio common shareholders	6.5	0.53	11.7	0.95	31.7	2.58	48.1	3.88
Adjustments:
Asset impairment	—	—	—	—	4.0	0.33	—	—
Plant relocation costs	0.6	0.05	—	—	1.1	0.09	—	—
Acquisition-related costs	1.0	0.08	0.1	0.01	1.3	0.10	0.9	0.07
Severance	—	—	1.4	0.11	0.6	0.05	1.8	0.14
Currency exchange losses related to non-permanent intercompany loans	—	—	—	—	—	—	0.4	0.03
Litigation judgment costs	—	—	2.2	0.18	—	—	2.2	0.18
Other	0.4	0.03	—	—	0.4	0.03	—	—
Tax effect of adjustments	(0.4)	(0.03)	(1.2)	(0.10)	(2.1)	(0.17)	(1.6)	(0.13)
Adjusted earnings	$8.1	$0.66	$14.2	$1.15	$37.0	$3.01	$51.8	$4.17

PARKOHIO AND SUBSIDIARIES
SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES (UNAUDITED)

EBITDA, as defined reflects net income attributable to ParkOhio common shareholders before interest expense, income taxes, and excludes depreciation, amortization, certain non-cash charges and corporate-level expenses as defined in the Company's Revolving Credit Agreement. EBITDA is not a measure of performance under GAAP and should not be considered in isolation or as a substitute for net income, cash flows from operating, investing and financing activities and other income or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. The Company presents EBITDA because management uses EBITDA to assess the Company's performance and believes that EBITDA is useful to investors as an indication of the Company's satisfaction of its Debt Service Ratio covenant in its Revolving Credit Agreement. Additionally, EBITDA is a measure used under the Company's revolving credit facility to determine whether the Company may incur additional debt under such facility. EBITDA, as defined herein may not be comparable to other similarly titled measures of other companies. The following table reconciles net income attributable to ParkOhio common shareholders to EBITDA, as defined:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In millions)
Net income attributable to ParkOhio common shareholders	$6.5	$11.7	$31.7	$48.1
Add back:
Interest expense	6.9	7.2	28.2	27.9
Income tax expense	3.1	1.6	8.8	21.3
Depreciation and amortization	7.3	7.5	29.5	28.7
Share-based compensation	2.5	2.0	10.6	7.3
Asset impairment	—	—	4.0	—
Litigation judgment costs	—	2.2	—	2.2
Acquisition-related costs	—	0.1	0.2	0.9
Currency exchange losses related to non-permanent intercompany loans	—	—	—	0.4
Miscellaneous	—	(0.2)	0.9	(0.3)
EBITDA, as defined	$26.3	$32.1	$113.9	$136.5

PARKOHIO AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 31,
	2016	2015
	(In millions)
ASSETS
Current assets:
Cash and cash equivalents	$64.3	$62.0
Accounts receivable, net	194.4	199.3
Inventories, net	240.6	249.0
Other current assets	53.4	39.3
Total current assets	552.7	549.6
Property, plant and equipment, net	167.1	151.3
Goodwill	86.6	82.0
Intangible assets, net	96.6	92.8
Pension assets	61.7	58.9
Other long-term assets	9.6	7.5
Total assets	$974.3	$942.1
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Trade accounts payable	$133.6	$129.7
Current portion of long-term debt and short-term debt	30.8	17.8
Accrued employee compensation	18.8	26.1
Other accrued expenses	58.7	51.6
Total current liabilities	241.9	225.2
Long-term liabilities, less current portion:
Debt	439.0	445.8
Deferred income taxes	27.7	20.4
Other long-term liabilities	29.7	38.5
Total long-term liabilities	496.4	504.7
Park-Ohio Holdings Corp. and Subsidiaries shareholders' equity	226.0	205.3
Noncontrolling interests	10.0	6.9
Total equity	236.0	212.2
Total liabilities and shareholders' equity	$974.3	$942.1

PARKOHIO AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Year Ended December 31,
	2016	2015
	(In millions)
OPERATING ACTIVITIES
Net income	$32.2	$48.7
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29.5	28.7
Asset impairment charges	4.0	—
Share-based compensation	10.6	7.3
Deferred income taxes	2.8	2.9
Changes in operating assets and liabilities, excluding business acquisitions:
Accounts receivable	13.7	3.8
Inventories	8.6	(15.4)
Prepaid and other current assets	(5.5)	8.7
Accounts payable and accrued expenses	(8.8)	(36.9)
Other noncurrent liabilities	(8.1)	1.6
Other	(6.1)	(4.7)
Net cash provided by operating activities	72.9	44.7
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(28.5)	(36.5)
Business acquisitions, net of cash acquired	(23.4)	—
Net cash used by investing activities	(51.9)	(36.5)
FINANCING ACTIVITIES
(Payments) proceeds from revolving credit facility, net	(36.2)	7.9
Payments on term loans and other debt	(4.5)	(3.6)
Proceeds from other long-term debt	34.9	2.3
(Payments) proceeds from capital lease facilities, net	(1.2)	13.8
Dividends	(6.2)	(6.3)
Purchases of treasury stock	(1.9)	(15.5)
Income tax effect of share-based compensation exercises and vesting	(0.6)	0.9
Payment of acquisition earn-out	(2.0)	—
Other	0.5	1.2
Net cash (used) provided by financing activities	(17.2)	0.7
Effect of exchange rate changes on cash	(1.5)	(4.9)
Increase in cash and cash equivalents	2.3	4.0
Cash and cash equivalents at beginning of year	62.0	58.0
Cash and cash equivalents at end of year	$64.3	$62.0
Income taxes paid	$8.7	$19.0
Interest paid	$25.9	$25.7

PARKOHIO AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION (UNAUDITED)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
	(In millions)
NET SALES:
Supply Technologies	$117.3	$134.0	$502.1	$578.7
Assembly Components	130.0	139.6	529.4	569.2
Engineered Products	59.5	73.8	245.4	315.9
	$306.8	$347.4	$1,276.9	$1,463.8

INCOME BEFORE INCOME TAXES:
Supply Technologies	$9.2	$10.1	$40.0	$50.3
Assembly Components	12.2	16.0	50.5	57.9
Engineered Products	2.0	5.2	10.6	20.9
Total segment operating income	23.4	31.3	101.1	129.1
Corporate costs	(6.7)	(8.5)	(27.9)	(29.0)
Asset impairment charge	—	—	(4.0)	—
Litigation judgment costs	—	(2.2)	—	(2.2)
Interest expense	(6.9)	(7.2)	(28.2)	(27.9)
Income before income taxes	$9.8	$13.4	$41.0	$70.0